Registration No. 33-28592

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

1988 STOCK OPTION PLAN FOR KEY EMPLOYEES
OF OLIN CORPORATION AND SUBSIDIARIES
(Full title of the plan)

G. H. Pain
Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 33-28592) to deregister all shares of common stock registered under such Registration Statement which were unissued under the Registrant's 1988 Stock Option Plan For Key Employees of Olin Corporation and Subsidiaries as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on April 28, 2008.

OLIN CORPORATION

By:           /s/ G. H. Pain
G. H. Pain
Title:       Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph D. Rupp Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2008
/s/ John E. Fischer John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2008
/s/ Donald W. Bogus Donald W. Bogus	Director	April 28, 2008
/s/ C. Robert Bunch C. Robert Bunch	Director	April 28, 2008
/s/ Randall W. Larrimore Randall W. Larrimore	Director	April 28, 2008
/s/ John M. B. O’Connor John M. B. O’Connor	Director	April 28, 2008
/s/ Richard M. Rompala Richard M. Rompala	Director	April 28, 2008
/s/ Anthony W. Ruggiero Anthony W. Ruggiero	Director	April 28, 2008
/s/ Philip J. Schulz Philip J. Schulz	Director	April 28, 2008
/s/ Todd A. Slater Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	April 28, 2008